Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-206466) of our report dated April 29, 2016, relating to the consolidated financial statements of Wowo Limited, its subsidiaries, its variable interest entity (the “VIE”) and its VIE's subsidiaries, appearing in this Annual Report on Form 20-F of Wowo Limited for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
April 29, 2016